Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS SECOND QUARTER FINANCIAL RESULTS AND ITS $0.18 PER SHARE QUARTERLY DIVIDEND

Second Quarter Net Income Increased 18%

Pompano Beach, Florida, October 19, 2015 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2015.  Excluding a one-time charge for an IT-related discontinued project in the quarter and six months ended September 30, 2014, net income for the quarter ended September 30, 2015 was $4.5 million, or $0.22 diluted per share, compared to net income of $3.8 million, or $0.19 diluted per share, for the quarter ended September 30, 2014, an 18% increase to net income, and net income for the six months ended September 30, 2015 was $10.3 million, or $0.51 diluted per share, compared to net income of $8.8 million, or $0.44 diluted per share, for the six months ended September 30, 2014, a 17% increase to net income.  This one-time IT-related discontinued project cost of $1.7 million was expensed in the quarter ended September 30, 2014.  The after tax net impact of this charge was $1.1 million, or $0.05 diluted per share.  Net sales for the quarter ended September 30, 2015 were $56.7 million, compared to $57.6 million for the quarter ended September 30, 2014, a decrease of 1.5%.  Net sales for the six months ended September 30, 2015 were $128.4 million, compared to $130.1 million for the six months ended September 30, 2014, a decrease of 1.4%.  The Company’s online sales for the quarter ended September 30, 2015 were approximately 81% of all sales, compared to 80% for the same quarter the prior year.

Menderes Akdag, CEO and President, commented: “Despite sales being down slightly we were able to increase both gross profit margins and average order size during the quarter.  For the quarter ended September 30, 2015 our gross profit increased 128 basis points, which can be attributed to a shift in sales to higher margin items.  Our average order size increased to $80 for the quarter ended September 30, 2015, compared to $75 for the same quarter in the prior year.  Excluding the one-time charge in the quarter ended September 30, 2014, for the quarter ended September 30, 2015 our operating expenses decreased by about 79 basis points, which can be attributed to a reduction in advertising spending.  For the remainder of Fiscal 2016 we are focusing on improving our marketing efforts to increase sales and profitability.”

The Board of Directors declared a quarterly dividend of $0.18 per share on the Company’s common stock.  The dividend will be payable on November 13, 2015, to shareholders of record at the close of business on November 2, 2015.  The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on October 19, 2015 until November 3, 2015 at 11:59 P.M.  To access the replay, call (800) 688-2794 (toll free) or (203) 369-3685 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2015.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2015	2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$42,180	$35,613
Short term investments - available for sale	15,604	15,591
Accounts receivable, less allowance for doubtful accounts of $12 and $8, respectively	1,624	1,931
Inventories - finished goods	24,404	25,068
Prepaid expenses and other current assets	1,466	1,380
Deferred tax assets	761	817
Prepaid income taxes	60	-
Total current assets	86,099	80,400

Noncurrent assets:
Property and equipment, net	1,367	1,569
Intangible assets	860	860
Deferred tax assets	74	23

Total assets	$88,400	$82,852

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,277	$5,153
Accrued expenses and other current liabilities	1,879	2,214
Income taxes payable	-	50

Total liabilities	9,156	7,417

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,331 and 20,262 shares issued and outstanding, respectively	20	20
Additional paid-in capital	3,987	3,117
Retained earnings	75,301	72,343
Accumulated other comprehensive loss	(73)	(54)

Total shareholders' equity	79,244	75,435

Total liabilities and shareholders’ equity	$88,400	$82,852

Exhibit 99.1 Page 2 of 4

ETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

 (In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Sales	$56,725	$57,576	$128,359	$130,117
Cost of sales	37,812	39,117	86,480	87,886

Gross profit	18,913	18,459	41,879	42,231

Operating expenses:
General and administrative	5,388	5,381	11,187	11,256
Advertising	6,249	6,915	14,134	16,811
Discontinued project costs	-	1,714	-	1,714
Depreciation	186	159	377	322
Total operating expenses	11,823	14,169	25,698	30,103

Income from operations	7,090	4,290	16,181	12,128

Other income:
Interest income, net	55	44	105	88
Other, net	(4)	(2)	(8)	7
Total other income	51	42	97	95

Income before provision for income taxes	7,141	4,332	16,278	12,223

Provision for income taxes	2,639	1,600	6,019	4,518

Net income	$4,502	$2,732	$10,259	$7,705

Net change in unrealized gain (loss) on short term investments	16	(1)	(19)	7

Comprehensive income	$4,518	$2,731	$10,240	$7,712

Net income per common share:
Basic	$0.22	$0.14	$0.51	$0.39
Diluted	$0.22	$0.14	$0.51	$0.38

Weighted average number of common shares outstanding:
Basic	20,126	20,016	20,100	19,988
Diluted	20,246	20,146	20,222	20,119

Cash dividends declared per common share	$0.18	$0.17	$0.36	$0.34

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net income	$10,259	$7,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	377	322
Share based compensation	777	753
Discontinued project costs	-	1,714
Deferred income taxes	4	237
Bad debt expense	227	40
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	81	(235)
Inventories - finished goods	664	15,192
Prepaid income taxes	(60)	(1,816)
Prepaid expenses and other current assets	(86)	119
Accounts payable	2,125	(521)
Income taxes payable	(50)	-
Accrued expenses and other current liabilities	(277)	80
Net cash provided by operating activities	14,041	23,590

Cash flows from investing activities:
Net change in investments	(33)	(37)
Purchases of property and equipment	(175)	(372)
Net cash used in investing activities	(208)	(409)

Cash flows from financing activities:
Dividends paid	(7,358)	(6,946)
Tax adjustment related to restricted stock	92	39
Net cash used in financing activities	(7,266)	(6,907)

Net increase in cash and cash equivalents	6,567	16,274
Cash and cash equivalents, at beginning of period	35,613	18,305

Cash and cash equivalents, at end of period	$42,180	$34,579

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$6,033	$6,058

Dividends payable in accrued expenses	$154	$191

Exhibit 99.1 Page 4 of 4